UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report:  July 31, 1998

Date of Earliest Event Reported:  July 31, 1998



                       DEPARTMENT 56, INC.
      (Exact name of registrant as specified in its charter)



         Delaware                    1-11908                13-3684956
    (State or other        (Commission File Number)    (I.R.S. Employer
    jurisdiction of                                    Identification No.)
    incorporation or
     organization)


 One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
   (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code: (612) 944-5600


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Item 5. Other Events.

CAUTIONARY DISCLOSURE FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 CONCERNING "FORWARD-LOOKING STATEMENTS"

      A. Department 56, Inc. (the "Company") expects that net sales and earnings for the fourth quarter of fiscal year 1998 may be lower than those results for the fourth quarter of fiscal year 1997. This expectation is based primarily on the Company's efforts to ship product to its customers sooner, designed to allow retailers a greater amount of time to present product to consumers in advance of and during the Winter Holiday retail season. These efforts have resulted in increased shipments in the second quarter of fiscal 1998 and may result in increased shipments again in the third quarter of fiscal 1998, thereby leaving a reduced backlog available for shipment during the fourth quarter of fiscal 1998. Based on the Company's expectation for orders expressed in Paragraph D below, this would result in reduced shipments to the trade in the 1998 fourth quarter with respect to customer orders that are to be fulfilled this year.

      B. In the event that 1998 fourth quarter net sales and earnings are lower than those for the comparable period in 1997, the Company expects that 1998 fourth quarter earnings per share (EPS) would be lower than 1997 fourth quarter EPS. The Company's EPS result for fourth quarter 1998 will be affected, however, by any Company purchases of its common stock, among other factors.

      C. The Company expects that its full fiscal year 1998 Operating Margin Rate (i.e., the amount that Income from Operations represents as a percentage of Net Sales) will approximate or slightly exceed its Operating Margin Rate achieved for the full 1997 fiscal year. This expectation is based primarily on the Company's estimates that (1) its 1998 full fiscal year Gross Margin Rate (i.e., the amount that Gross Profit represents as a percentage of Net Sales) will approximate or slightly exceed its 1997 full fiscal year Gross Margin Rate and (2) that its SG&A Rate (i.e., the amount that its Selling, General & Administrative expenses (SG&A) represent as a percentage of Net Sales) for the entire 1998 fiscal year will approximate or slightly exceed its 1997 full fiscal year SG&A Rate. The Company's estimate expressed in clause (1) is assumed primarily on an improved margin mix of product shipped overall as well as benefit derived from direct sales to Canada, consistent with the overall product mix and Canadian benefit experienced in Gross Margin Rate through the first 26 weeks of the 1998 fiscal year. The Company's estimate expressed in clause (2) is based primarily on increased marketing expenditures and staffing.

      D. The Company estimates that its customer order rate for the full 1998 fiscal year may approximate, or decline by one to two percentage points from, the customer order rate experienced for the first 26 weeks of the 1998 fiscal year. The Company's


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        estimate is based (1) primarily on the Company's belief
        that a higher percentage of orders for product relating to this year's Fall marketing events were received in the first half of fiscal 1998 than comparable product orders received in the first half of fiscal 1997, and that consequently it is unlikely that the order growth trend of the first half of 1998 can be matched against the record level of orders received in the second half of fiscal 1997, and (2) on the view that the impact on the order growth rate for the full 1998 fiscal year from customer orders during the second half of fiscal 1998 is bound to be moderated because historical performance indicates that more than 80% of customer orders are received by mid-year.

      E. The Company has no basis on which to believe that the medium-term growth for customer orders of its Village Products will vary substantially from an annual growth rate of 8% to 9%. The Company bases this view on the assumption that the customer order rate experienced for the first 26 weeks of fiscal 1998 accurately reflects an annualized rate of growth in medium-term customer demand.

      The Company is filing this Current Report on Form 8-K solely in order to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"). Readers are cautioned that each of the expectations and estimates stated above constitute an expectation or estimate that would be a "forward-looking statement" within the meaning of the Act. However, to the extent that any such information (singularly or in combination) or that any conclusion or expectation drawn from such information would be a "forward-looking statement", readers are cautioned that forward-looking statements involve inherent risks and uncertainties and that a number of important factors could cause actual results to differ materially from the goals, strategies, prospects, sales, plans, objectives, expectations, estimates, beliefs, views and intentions expressed in such forward-looking statements. Such factors are discussed below.

      Readers are cautioned that dealer orders, Company revenue, actual growth, SG&A and earnings per share are dependent on numerous factors, including the amount, quality and market acceptance of new product introductions, the timing and extent of promotional and marketing efforts undertaken by the Company, and retailer and consumer demand. Furthermore, dealer order patterns have historically varied in number, mix and timing, and there can be no assurance that the order trend experience year-to-date will continue. Moreover, the statements above concerning customer order growth are based, in part, on statistical research conducted by or for the Company (conclusions from which have been previously disclosed in the Company's press releases and April 30, 1998 Form 8-K), and assume that such findings are correct and representative of market conditions as a whole.

      Other factors (including: consumer acceptance of new products; product development efforts; identification and retention of sculpting and other artisan talent; completion of third party product manufacturing; dealer reorders and order cancellations; control of operating expenses; corporate cash flow application; identification, completion and results of acquisitions and other corporate development efforts; grants of stock options or other equity equivalents: actual or


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deemed exercises of stock options; and industry, general
economic, regulatory and international trade and monetary conditions) can significantly impact the Company's sales, earnings, and earnings per share. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company cautions that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or publish in the future any forward-looking statements.


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                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 31, 1998


                               DEPARTMENT 56, INC.


                               /s/ Mark R.Kennedy
                               -----------------------
                               Mark R. Kennedy
                               Senior Vice President and
                               Chief Financial Officer